UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2008

______________________________

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

601 Jefferson Street
Suite 3400
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 753-3011

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 18, 2008, KBR, Inc. announced that T. Kevin DeNicola has been appointed as KBR’s new Senior Vice President and Chief Financial Officer. Since 1990, Mr. DeNicola served in various capacities with Lyondell Chemical Company, including as its Senior Vice President and Chief Financial Officer from June 2002 through January 2008. Lyondell Chemical is a refiner of heavy, high-sulfur crude oil, a significant producer of gasoline blending components, a manufacturer of chemicals and a North American manufacturer of plastics headquartered in Houston, Texas that had revenues of approximately $29 billion and assets of approximately $27 billion as of December 31, 2007. Mr. DeNicola is a certified public accountant and the Vice Chairman of the Audit Committee of the Board of Directors of Comerica, Inc. Mr. DeNicola has an M.B.A from Rice University and an M.S. in Chemical Engineering from the University of Virginia.

Mr. DeNicola will receive a salary of $480,000, prorated to his date of employment. Mr. DeNicola also will be eligible to participate in the KBR 2006 Stock and Incentive Plan, as amended, including the KBR Senior Executive Performance Pay Plan adopted thereunder, the KBR Supplemental Executive Retirement Plan and all other compensation and benefit plans available to KBR executives. These plans are described in KBR’s proxy statement for its 2008 annual meeting of stockholders filed on March 25, 2008 and are listed as exhibits to KBR’s annual report on Form 10-K for the year ended December 31, 2007.

A copy of the press release announcing the hiring of Mr. DeNicola is attached hereto as Exhibit 99.1.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated June 18, 2008, entitled “KBR Names New Chief Financial Officer.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2008	KBR, INC. By: /s/ Jeffrey B. King Name: Jeffrey B. King Title: Vice President, Public Law